UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2015

Alliance Bioenergy Plus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL		77057

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On February 26, 2015, at the Company’s Annual Meeting of Shareholders, the shareholders elected Daniel de Liege, Mark W. Koch, David C. Matthews, Lt. Gen. (ret.) Mark P. Hertling, Ted Chasanoff and Michael A. Bilodeau as directors of the Company to serve until the next Annual Meeting of Shareholders or the appointment of their replacements. See also Item 5.07, below.

Set forth below is certain biographical information concerning the two new directors of the Company:

David C. Matthews (64) has been Chief Executive Officer and a Director of the Company since 2015. Prior to joining the Company, he was the Chief Operating Officer of the United States Regional Economic Development Authority ("USREDA"), where he delivered leadership, management and vision to help USREDA achieve its strategic goals worldwide. He has acted for over 25 years as a Senior Advisor in both the private and public sectors, specializing in business process engineering. Previously, he has served as a Country Director for the Peace Corps in Kyrgyzstan and as CEO of The Princeton Group, LLC, where he provided management-consulting services in companies experiencing extreme growth. Mr. Matthews also served as a Senior Advisor to the US State Department in Iraq and a Senior Civilian Advisor to the Department of Defense in Afghanistan, consulting senior military and State Department officials on stability, economic, policy, and operational issues. Mr. Matthews is a graduate of Charter Oak College and a Visiting Fellow at the Woodrow Wilson School at Princeton University.

Lt. Gen. Mark P. Hertling, U.S. Army (ret.) (61) has been a Director of the Company of the Company since 2015. Since 2013, he has been leading programs for Global Partnering, Physician Leadership and Health Performance Strategy at the Florida Hospital in Orlando, FL. Prior to 2013, he served nearly 40 years in the US Army.  At the time of his retirement, he was Commanding General of US Army Europe, where he commended over 40,000 soldiers with over 100,000 family members, and partnered with the armies of 50 countries in the European theater.  During his military career, Gen. Hertling commanded at every level from Platoon to Army, and he also commanded training organizations at the Army’s National Training Center (Ft Irwin, California) and the Joint Multi-National Training Center in Grafenwoehr, Germany.   He was an assistant Division Commander in Baghdad, Iraq in 2003-4. Later he commanded the Army’s 1st Armored Division (1AD) in Germany and for over fifteen months in combat in Northern Iraq in 2007-8. He received a Bachelor of Science from the U.S. Military Academy in 1975 and is a graduate of the Army's Staff College, the School of Advanced Military Studies, and the National War College; he holds Masters Degrees in History and International Relations and a Master's Degree in Exercise Physiology from Indiana University. Gen. Hertling's multiple military honors include 3 Distinguished Service Medals, six Legions of Merit, five Bronze Stars, the Purple Heart, and the Army Commendation Medal for Valor. He also received the Gold Cross of Honor of the German Army, the Romanian Land Forces Emblem of Honor, and the Polish Soldier’s Medal.

In addition to his other activities, he was appointed by President Obama to be one of 25 members of the President’s Council on Fitness, Sport and Nutrition. He also serves as an advisor to the non-profit organizations “Mission: Readiness,” “World T.E.A.M. Sport,” and “Operation Gratitude.” He also acts as a military analyst for CNN.  He is a frequent speaker on the subjects of leadership, national security, and health trends.

Item 5.07       Submission of Matters to a Vote of Security Holders.

(a)       On February 26, 2015, the Company held its 2015 Annual Meeting of Shareholders in Las Vegas, Nevada. The Company had previously solicited proxies from all of its shareholders as of the record date (February 3, 2015). There was a quorum at the meeting in that 62% of the 40,340,738 shares eligible to vote were present either in person or by proxy.

(b)       There were two proposals on the agenda for the meeting:

1.	To elect six directors to serve for the ensuing year and until their successors are elected;

2.	The ratification of the appointment of Paritz & Co., P.A. as the Company’s independent registered public accounting firm for fiscal 2015;

Summary of Voting: Proposal One--Election of Directors:
	Votes For	Withheld	Abstain	Against

Daniel de Liege	20,401,119	0	4,500,000	0
Mark W. Koch	20,903,119	0	4,000,000	0
David C. Matthews	24,903,119	0	0	0
Lt. Gen. Mark Hertling	24,903,119	0	0	0
Ted Chasanoff	24,903,119	0	0	0
Michael A. Bilodeau	24,903,119	0	0	0
Proposal Two—Ratification of Appointment of Paritz & Co.	24,898,028	5,091	0	0

All six director nominees were elected and the proposal to appoint Paritz & Co., P.A. as the Company’s independent registered public accounting firm for fiscal 2015 was approved.

Item 8.01       Other Events.

On February 24, 2015, the Company announced that it had formed a wholly-owned subsidiary, Central Florida Institute of Science and Technology, Inc. (“CFIST”) located in Longwood, Florida (suburban Orlando). Construction of CFIST has commenced and it will ultimately serve as the commercial scale demonstration plant for the Company’s licensed and patented CTS™ process. The CTS™ technology is a mechanical/chemical, dry process for converting cellulose material into sugar for use in the biofuels industry as well as other fine chemical manufacturing. In addition, CFIST will explore alternate pathways for the CTS™ process while evaluating other relevant technologies.

Under the direction of CTS™ inventor, Dr. Richard Blair, and Carbolosic President, Steve Dunkle, CFIST is scheduled to open in March 2015 and will start running the CTS™ process at a commercial scale almost immediately. The Company also anticipates that CFIST may also be a profit center for the Company through the sales of CTS™ products and other fine chemicals manufactured through testing and optimization. CFIST may also oversee the design, engineering and construction of CTS™ plants both domestic and international, while providing the important management and quality control for CTS™ in all applications.

Item 9.01    Financial Statements and Exhibits.

(d)       Exhibits

None.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bioenergy Plus, Inc.

By:

/s/ Daniel de Liege

Name: Daniel de Liege

Title: President

Dated: February 26, 2015